UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2026

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement – Katherine Williams

On August 21, 2026, Terra Innovatum Corp. (the “US Subsidiary”), a subsidiary of Terra Innovatum Global N.V. (the “Registrant”), entered into an Employment Agreement (the “Williams Employment Agreement”) with Katherine Williams (“Ms. Williams”) pursuant to which Ms. Williams will serve as Chief Financial Officer of the US Subsidiary.

 Ms. Williams’ employment under the terms of the Williams Employment Agreement will continue until the close of the annual general meeting of the Registrant held to be held in 2028, relevant for the approval of the financial statements referable to fiscal year 2027, subject to earlier termination as provided in the Williams Employment Agreement, or extension by mutual agreement. Ms. Williams will receive a base salary at the annual rate of $465,000, in addition to a one-time signing bonus of $40,000. Ms. Williams is also eligible to receive a performance-based bonus (an “MBO Bonus”) with respect to each fiscal year, which may range between 50% and 250% of the base salary depending on the form of payment and achievement of performance criteria.

In the event Ms. Williams’ employment is terminated due to death, disability, resignation for good reason, or termination without cause (each a “qualifying termination”), she will be entitled to receive severance benefits equal to one year of base salary plus the MBO Bonus calculated as if 100% of target objectives were achieved, a pro-rated MBO Bonus, continued healthcare coverage for 18 months, and accelerated vesting of retention share units and pro-rated vesting of performance share units in accordance with the applicable award agreements.

In the event of a qualifying termination in connection with a change in control (within 12 months after a change in control), Ms. Williams will be entitled to a lump sum payment equal to 18 months of base salary plus the MBO Bonus calculated as if 100% of target objectives were achieved, a pro-rated MBO Bonus, continued healthcare coverage for 18 months, reimbursement of outplacement services expenses up to $30,000, and accelerated vesting of equity awards in accordance with the applicable award agreements.

 The foregoing is only a brief summary of the terms of the Williams Employment Agreement and is qualified in its entirety by reference to the Williams Employment Agreement which is filed as Exhibit 10.1 and incorporated herein by reference.

Directorship Agreement – Katherine Williams

On August 21, 2026, the Registrant entered into a Directorship Agreement (the “Williams Directorship Agreement”) with Ms. Williams pursuant to which Ms. Williams was appointed as an executive director of the Registrant to cover the role of Chief Financial Officer.

The Williams Directorship Agreement provides for a term until after the close of the annual general meeting of the Registrant to be held in 2028, relevant for the approval of the financial statements referable to fiscal year 2027. Ms. Williams will receive fixed annual compensation of EUR 200,000 gross for the Office, which will be transferred by the Registrant directly to the US Subsidiary and will not be paid to Ms. Williams.

The Williams Directorship Agreement may be terminated by Ms. Williams with 30 days’ written notice, or by the Registrant in accordance with its articles of association and the Dutch Civil Code. The Registrant may terminate the Williams Directorship Agreement with immediate effect for just cause of removal, and Ms. Williams may terminate with immediate effect for just cause of resignation, as such terms are defined in the Williams Directorship Agreement.

The foregoing is only a brief summary of the terms of the Williams Directorship Agreement and is qualified in its entirety by reference to the Williams Directorship Agreement which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

10.1	Employment Agreement between Terra Innovatum Corp. and Katherine Williams
10.2	Directorship Agreement between Terra Innovatum Global N.V. and Katherine Williams
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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